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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Alliance Data Systems Corporation and Subsidiaries on Form S-1 of our report dated March 29, 1999 (except for Note 18, as to which the date is January 13, 2000), appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the headings "Selected Historical Consolidated Financial and Operating Information" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbus, Ohio

January 13, 2000